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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 6, 2000 with respect to the financial statements of ImmGenics Pharmaceuticals Inc., in the Registration Statement (Form S-1) and related Prospectus of Abgenix, Inc. for the registration of shares of its common stock issuable upon the exchange of special shares of ImmGenics Pharmaceuticals Inc.

                                          /s/ ERNST & YOUNG LLP
                                          Chartered Accountants

Vancouver, Canada
November 9, 2000